UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2026

DYNATRACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Congress Street, 11th Floor
Boston,	Massachusetts	02210
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, pursuant to the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of Dynatrace, Inc. (the "Company"), the Board unanimously appointed George Riedel and Dan Streetman as a Class I director and Class II director, respectively, effective immediately. Simultaneously with the appointments of Mr. Riedel and Mr. Streetman, the Board increased its size from eight to ten directors. The term of the Company’s Class I directors, including Mr. Riedel, expires at the Company's annual meeting of stockholders to be held in 2026 or until their successors are duly elected and qualified or until their earlier resignation, death, or removal. The term of the Company’s Class II directors, including Mr. Streetman, expires at the Company's annual meeting of stockholders to be held in 2027 or until their successors are duly elected and qualified or until their earlier resignation, death, or removal.

There are no family relationships between Mr. Riedel or Mr. Streetman and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Riedel or Mr. Streetman has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Riedel or Mr. Streetman and any other person pursuant to which Mr. Riedel or Mr. Streetman was selected as a director of the Company.

Mr. Riedel's and Mr. Streetman’s compensation will be consistent with that provided to all of the Company’s non-employee directors pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, a copy of which is included as Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended March 31, 2026. In addition, the Company will enter into an indemnification agreement with each of Mr. Riedel and Mr. Streetman in connection with their appointments to the Board, in substantially the same form as that entered into with the Company’s other directors.

Item 7.01. Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the appointments of Mr. Riedel and Mr. Streetman to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Dynatrace, Inc. dated July 1, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026	DYNATRACE, INC.

	By:	/s/ Nicole Fitzpatrick
Name: Nicole Fitzpatrick
Title: Executive Vice President, Chief Legal Officer & Secretary